As filed with the Securities and Exchange Commission on August 2, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sanofi-Aventis

(Exact name of registrant as specified in its charter)

Republic of France	133529324
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

174 avenue de France

75013 Paris, France

Tel: + 33 1 53 77 40 00

(Address of Principal Executive Offices)

Sanofi-Aventis U.S. Savings Plan

Sanofi-Aventis Puerto Rico Savings Plan

Sanofi Pasteur Savings Plan

Sanofi-Aventis Hourly Employees’ Savings Plan

(Full titles of the plans)

Gregory Irace

President and Chief Executive Officer

Sanofi-Aventis U.S.

55 Corporate Drive

Bridgewater, New Jersey 08807

(Name and address of agent for service)

Tel: (908) 981-6000

(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Ordinary Shares (1)	5,000,000 shares	$82.60(2)	$413,000,000	$12,679.10

(1)

In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and calculated as two (2) multiplied by the average of the high and low sales prices of the Registrant’s American Depositary Shares (“ADSs”) on the New York Stock Exchange, as reported in the consolidated reporting system for July 30, 2007. Each ADS represents one-half of one Sanofi-Aventis Ordinary Share and the average of the high and low sales prices of one ADS was $41.30.

(3)	Calculated as the product of the proposed maximum aggregate offering price and 0.00003070.

Exhibit Index is at page 14.

This Registration Statement on Form S-8 registers 5,000,000 additional shares including in the form of American Depositary Shares of Sanofi-Aventis (the “Company”) reserved for issuance under the employee plans listed on the cover of this Registration Statement, which shares are in addition to 2,500,000 shares previously registered pursuant to Registration Statement on Form S-8 (Registration No. 333-121584) and filed with the Securities and Exchange Commission (The “Original Registration Statement”). Accordingly, the contents of the Company’s Registration Statement on Form S-8 including exhibits thereto (Registration No. 333-121584) are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

The Original Registration Statement is further amended hereunder to include an additional plan, the Sanofi-Aventis Hourly Employees’ Savings Plan.

The other plans set forth in the Original Registration Statement have changed their names as follows:

FROM	TO
Aventis Pharmaceuticals Savings Plan	Sanofi-Aventis U.S. Savings Plan

Aventis Pharmaceuticals Puerto Rico Savings Plan	Sanofi-Aventis Puerto Rico Savings Plan

Aventis Pasteur Savings Plan	Sanofi Pasteur Savings Plan

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1. Plan Information

Omitted pursuant to the instructions and provisions of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information

Omitted pursuant to the instructions and provisions of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3.  Incorporation of Documents by Reference

Note:  Additional Shares and Amendment to Include Additional Plan

The contents of the Registration Statement File Number 333-121584 (the “Original Registration Statement”) as filed by the Registrant with the Commission on December 23, 2004 are incorporated by reference.

The Original Registration Statement is amended hereunder to include an additional plan, the Sanofi-Aventis Hourly Employees’ Savings Plan.

The other plans set forth in the Original Registration Statement have changed their names as follows:

FROM	TO
Aventis Pharmaceuticals Savings Plan	Sanofi-Aventis U.S. Savings Plan

Aventis Pharmaceuticals Puerto Rico Savings Plan	Sanofi-Aventis Puerto Rico Savings Plan

Aventis Pasteur Savings Plan	Sanofi Pasteur Savings Plan

This Registration Statement on Form S-8 hereby incorporates by reference the contents of the following additional documents filed by Sanofi-Aventis (the “Registrant) or by the Sanofi-Aventis U.S. Savings Plan, the Sanofi-Aventis Puerto Rico Savings Plan, and the Sanofi Pasteur Savings Plan (together, the “Plans”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a)     The Annual Report on Form 20-F of the Registrant for the year ended December 31, 2006 (Commission file No. 001-31368);

(b)     The Reports on Form 6-K furnished by the Registrant to the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act on the following dates: February 8, 2007; February 9, 2007; February 13, 2007; March 26, 2007; March 28, 2007; May 2, 2007; May 3, 2007; May 30, 2007; June 8, 2007; June 14, 2007; June 20, 2007; June 28; 2007; July 2, 2007; July 10, 2007; July 13, 2007; July 20, 2007 and August 2, 2007.

(c)     The description of the Registrant’s ordinary shares, nominal value €2 per share, set forth under the captions “A. Share Capital” and “B. Memorandum and Articles of Association” in Item 10 of the Registrant’s Registration Statement on Form 20-F (Commission file No. 001-31368) and the updated description of the Registrant’s American depositary shares contained in the Post-Effective Amendment No. 3 to the Registration Statement on Form F-4 (Registration No. 333-112314) (the “Form F-4”) filed by the Registrant with the Commission on November 9, 2004, under the caption “Description Of Sanofi-Aventis American Depositary Shares”, including any amendment or report filed for the purpose of updating such description;

(d)     The most recent Annual Report on Form 11-K filed with the Commission by each of the Plans; and

(e)     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents reference. Statements contained in the foregoing documents incorporated by reference shall be deemed to be modified or superseded hereby to the extent that statements contained in the Prospectus, or in any subsequently filed documents that are amendments hereto or that are incorporated herein by reference, shall modify or replace such statements.

Item 4.  Description of Securities

The information required by Item 4 is not applicable to this Registration Statement because the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of named Experts and Counsel

The information required by Item 5 is not applicable to this Registration Statement.

Item 6.  Indemnification of Directors and Officers

The French Commercial Code prohibits provisions of statuts that limit the liability of directors. However, if a director is sued by a third party and ultimately prevails in the litigation on all counts, but is nevertheless required to bear attorneys’ fees and costs, the company may reimburse those fees and costs pursuant to an indemnification arrangement with the director.

Under French law a company may purchase directors and officers’ insurance for all or part of the members of its management. A French corporation is responsible to third parties for the consequences of the decisions of its board of directors. However, if those decisions qualify as mismanagement, the relevant member of the board of directors may have to fully or partly indemnify the company. Sanofi-Aventis has purchased insurance for all of its directors.

Item 7. Exemption from Registration Claimed

The information required by Item 7 is not applicable to this Registration Statement.

Item 8. Exhibits

Regulation S-K Exhibit Number	Description of Document

4.1	Sanofi-Aventis Hourly Employees’ Savings Plan.

4.2

Sanofi-Aventis U.S. Savings Plan, (incorporated herein by reference to Exhibits 99.1 and 99.2 of Registration Statement File Number 333-11250 as filed by the Registrant with the Commission on December 17, 1999).

4.3

Sanofi-Aventis Puerto Rico Savings Plan (incorporated herein by reference to Exhibits 5 and 99.1 Registration Statement File Number 333-112736 as filed by the Registrant with the Commission on October 11, 2002).

4.4	Sanofi Pasteur Savings Plan (incorporated herein by reference to Exhibits 5 and 99.1 Registration Statement File Number 333-112736 as filed by the Registrant with the Commission on February 12, 2004).

4.5

Bylaws (statuts) of Sanofi-Aventis (incorporated herein by reference to Exhibit 1.1 of the Annual Report for the Year Ended December 31, 2006 on Form 20-F (Registration No. 001-31368) as filed by the Registrant with the Commission on April 3, 2007).

4.6

Deposit Agreement (including the form of depositary receipt) between the Registrant and The Bank of New York, as depositary (incorporated herein by reference to Exhibit A to Exhibit 1 of the Registration Statement on Form F-6 (Registration No. 333-129616) relating to American Depositary Shares, filed on November 10, 2004).

5	Internal Revenue Service Determination Letter, dated September 18, 2003

23.1	Consent of Ernst & Young to incorporation by reference of Independent Auditors’ Report

23.2	Consent of PricewaterhouseCoopers to incorporation by reference of Independent Auditors’ Report

24	Power of Attorney (included in signature page)

The Registrant will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner for a determination whether the Plans are qualified under Section 401 of the Internal Revenue Code and has made or will make all changes required by the IRS in order to so qualify the Plans.

Item 9.    Undertakings

(a)     The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement,

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, as of July 31, 2007

by:	/s/ Gérard Le Fur
Gérard Le Fur
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gérard Le Fur and Jean-Claude Leroy as attorneys-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to each said attorney-in-fact and agent, acting individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Gérard Le Fur	Chief Executive Officer and	July 31, 2007
Gérard Le Fur	Director (Principal Executive Officer)

/s/ Jean-Claude Leroy	Executive Vice President, Finance and Legal	July 31, 2007
Jean-Claude Leroy	Officer (Principal Financial Officer)

/s/ Jean-Luc Renard	Vice President, Corporate Accounting	July 31, 2007
Jean-Luc Renard	(Principal Accounting Officer)

/s/ Jean-François Dehecq	Chairman of the Board of Directors	July 31, 2007
Jean-François Dehecq	Director

/s/ René Barbier de la Serre	Director	July 31, 2007
René Barbier de la Serre

/s/ Jean-Marc Bruel	Director	July 31, 2007
Jean-Marc Bruel

/s/ Robert Castaigne	Director	July 31, 2007
Robert Castaigne

/s/ Thierry Desmarest	Director	July 31, 2007
Thierry Desmarest

Director
Jürgen Dormann

/s/ Lord Douro	Director	July 31, 2007
Lord Douro

/s/ Jean-René Fourtou	Director	July 31, 2007
Jean-René Fourtou

Director
Serge Kampf

/s/ Igor Landau	Director	July 31, 2007
Igor Landau

/s/ Hubert Markl	Director	July 31, 2007
Hubert Markl

/s/ Christian Mulliez	Director	July 31, 2007
Christian Mulliez

Director
Lindsay Owen-Jones

/s/ Klaus Pohle	Director	July 31, 2007
Klaus Pohle

/s/ Gérard Van Kemmel	Director	July 31, 2007
Gérard Van Kemmel

/s/ Bruno Weymuller	Director	July 31, 2007
Bruno Weymuller

/s/ Gregory Irace	Authorized Representative in the United	July 31, 2007
Gregory Irace	States of America

SIGNATURES

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Sanofi-Aventis U.S. Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bridgewater, New Jersey, as of July 31, 2007.

SANOFI-AVENTIS U.S. SAVINGS PLAN

By:	SANOFI-AVENTIS U.S.
ADMINISTRATIVE COMMITTEE,

By:	/s/ Elizabeth Donnelly

Elizabeth Donnelly,

SIGNATURES

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Sanofi-Aventis Puerto Rico Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bridgewater, New Jersey, as of July 31, 2007.

SANOFI-AVENTIS PUERTO RICO SAVINGS PLAN

By: SANOFI-AVENTIS U.S. ADMINSTRATIVE COMMITTEE

By:
/s/ Elizabeth Donnelly

Elizabeth Donnelly,

SIGNATURES

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Sanofi Pasteur Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Swiftwater, Pennsylvania, as of July 31, 2007.

SANOFI PASTEUR SAVINGS PLAN

By:	/s/ Frank A. Epifano

Frank A. Epifano, Plan Administrator

SIGNATURES

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Sanofi-Aventis Hourly Employees’ Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bridgewater, New Jersey, as of July 31, 2007.

SANOFI-AVENTIS HOURLY EMPLOYEES’ SAVINGS PLAN

By:	SANOFI-AVENTIS U.S. ADMINSTRATIVE COMMITTEE

By: /s/ Elizabeth Donnelly

Elizabeth Donnelly,

EXHIBIT INDEX

Regulation
S-K Exhibit		Sequential
Number	Description of Document	Page Number

4.1	Sanofi-Aventis Hourly Employees’ Savings Plan.

4.2

Sanofi-Aventis U.S. Savings Plan, (incorporated herein by reference to Exhibits 99.1 and 99.2 of Registration Statement File Number 333-11250 as filed by the Registrant with the Commission on December 17, 1999).

4.3

Sanofi-Aventis Puerto Rico Savings Plan (incorporated herein by reference to to Exhibits 5 and 99.1 Registration Statement File Number 333-112736 as filed by the Registrant with the Commission on October 11, 2002).

4.4	Sanofi Pasteur Savings Plan (incorporated herein by reference to Exhibits 5 and 99.1 Registration Statement File Number 333-112736 as filed by the Registrant with the Commission on February 12, 2004).

4.5

Bylaws (statuts) of Sanofi-Aventis (incorporated herein by reference to Exhibit 1.1 of the Annual Report for the Year Ended December 31, 2006 on Form 20-F (Registration No. 001-31368) as filed by the Registrant with the Commission on April 3, 2007).

4.6

Deposit Agreement (including the form of depositary receipt) between the Registrant and The Bank of New York, as depositary (incorporated herein by reference to Exhibit A to Exhibit 1 of the Registration Statement on Form F-6 (Registration No. 333-129616) relating to American Depositary Shares, filed on November 10, 2004).

5	Internal Revenue Service Determination Letter, dated
September 18, 2003

23.1	Consent of Ernst & Young to incorporation
by reference of Independent Auditors’ Report

23.2	Consent of PricewaterhouseCoopers to incorporation
by reference of Independent Auditors’ Report

24	Power of Attorney (included in signature page)